SHEARMAN & STERLING LLP

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                                                                  March 17, 2006

John Deere Receivables, Inc.
First Interstate Bank Building
1 East First Street
Reno, Nevada  89501

John Deere Capital Corporation
First Interstate Bank Building
1 East First Street
Reno, Nevada  89501

                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

                  We have acted as special United States federal tax counsel to John Deere Receivables, Inc., a Nevada corporation (the "Seller"), and John Deere Capital Corporation, a Delaware corporation (the "Servicer"), in connection with the Registration Statement on Form S-3 (with such registration statement, together with the exhibits and any amendments thereto, hereinafter referred to as the "Registration Statement") filed by the Seller with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of one or more classes of Asset Backed Notes (the "Notes") in an aggregate amount set forth in the Registration Statement.

                  As described in the Registration Statement, the Notes will be issued from time to time in series, with each series to be issued by a Delaware statutory trust (each, a "Trust") to be formed pursuant to a Trust Agreement (each, a "Trust Agreement") between the Seller and an Owner Trustee, and the Notes will be issued pursuant to an Indenture (each, an "Indenture") between the related Trust and an Indenture Trustee. The Trust will also issue an Asset Backed Certificate (the "Certificate") to the Seller. The assets of each Trust will include certain agricultural and construction equipment retail installment sale and loan contracts (the "Receivables") which will be sold to the Seller by the Servicer pursuant to a purchase agreement (the "Purchase Agreement") between the Seller and the Servicer, and will be sold to the Trust by the Seller pursuant to a sale and servicing agreement (the "Sale and Servicing Agreement") among the Trust, the Seller and the Servicer.

                  In our capacity as United States federal tax counsel to the Seller and the Servicer, we have examined and relied upon the information set forth in the Registration Statement, including the Prospectus, the form of Prospectus Supplement, the form of Sale and Servicing Agreement among a Trust, the Seller and the Servicer, the form of Indenture (including forms of



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

Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate filed as an exhibit thereto) and the form of Purchase Agreement between the Seller and the Servicer (collectively, the "Operative Documents"). In rendering this letter and delivering our opinion expressed below, we have assumed that the Operative Documents with respect to each series of Notes will be executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents will in fact occur in accordance with the terms thereof (including, without limitation, the rating of the Notes for such series). We have also examined and relied upon the representations, warranties and covenants made in the Operative Documents by the parties thereto and have assumed that such representations and warranties will be true and correct, and that such covenants will be complied with in all material respects. In addition, with respect to each series of Notes, we will rely upon financial data and projections as to cash flows under the Receivables, the Notes and the Certificate for such series in various circumstances to be furnished to us by you and one of the underwriters (or an affiliate) for the offering of such series of Notes, which data and projections we will not verify independently.

                  On the basis of the foregoing and upon consideration of applicable law, we hereby confirm that in our opinion (i) the discussion as to United States federal income tax matters set forth in the form of Prospectus Supplement under the caption "FEDERAL INCOME TAX CONSIDERATIONS" accurately describes, subject to the limitations stated therein, the material United States federal income tax considerations relevant to the purchase, ownership and disposition of the Notes, and (ii) as set forth in that discussion, the Notes will be treated as debt for United States federal income tax purposes and the Trust will not be treated as a separate entity that is an association taxable as a corporation or a publicly traded partnership taxable as a corporation.

                  No opinion is expressed as to any other matter. Further, we caution that our opinion is not binding on the Internal Revenue Service or the courts and is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretations.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the headings "LEGAL OPINIONS" in the Prospectus and the form of Prospectus Supplement and under the headings "SUMMARY OF TERMS - TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS" in the form of Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                       Very truly yours,

                                       /s/ Shearman & Sterling LLP

                                       Shearman & Sterling LLP

LMB/CRM


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